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                             CERTIFICATE OF AMENDMENT OF
                              ARTICLES OF INCORPORATION
                                         OF
                           ALADDIN GAMING ENTERPRISES, INC.


     THIS IS TO CERTIFY that on the 17th day of February, 1998, Aladdin Gaming Enterprises, Inc., a Nevada corporation (the "Corporation"), pursuant to the unanimous written consent of the Board of Directors of the Corporation, adopted the following resolutions in accordance with Nevada Revised Statutes Sections
78.385 and 78.390:

          RESOLVED, that the Corporation's Articles of Incorporation be amended so as to replace Article III, which shall read in its entirety as follows:

                                     "ARTICLE III
                                    CAPITAL STOCK

          Section 1. AUTHORIZED SHARES. The aggregate number of shares which the corporation shall have authority to issue shall consist of ten million (10,000,000) shares of common stock without par value. Such common stock shall be divided into two classes, Class A voting common stock which shall have two million (2,000,000) shares authorized for issuance (the "Class A Stock"), and Class B non-voting common stock which shall have eight million (8,000,000) shares authorized for issuance (the "Class B Stock").

          Section 2. VOTING RIGHTS. The holders of Class A Stock shall be entitled to one vote for each share of Class A Stock held on all matters to be voted on by the stockholders of the corporation. Except as otherwise expressly required by law, the holders of Class B Stock shall have no right to vote on any matter to be voted on by the stockholders of the corporation (including, without limitation, any election or removal of the directors of the Corporation) and the Class B Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

          Section 3. OTHER RIGHTS. Except as set forth in Section 2 of this Article, holders of Class A Stock and holders of Class B Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, including rights to dividends




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          and rights in liquidation.

          Section 4. CONSIDERATION FOR SHARES. The common stock authorized by Section 1 of this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

          Section 5. ASSESSMENT OF STOCK. The capital stock of this corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

          Section 6.     CUMULATIVE VOTING FOR DIRECTORS.  No
          stockholder of the corporation shall be entitled to cumulative voting of such stockholder's shares for the election of directors.

          Section 7. PREEMPTIVE RIGHTS. No stockholder of the corporation shall have any preemptive rights.

          Section 8. SUBDIVISION AND COMBINATION OF SHARES. If the corporation in any manner subdivides or combines the outstanding shares of one class of common stock, the outstanding shares of the other class of common stock shall be likewise subdivided or combined."

     We further hereby certify that the written consent of the sole stockholder of the Corporation was secured immediately subsequent to the written consent of the Board of Directors approving the amendment of the Articles of Incorporation as provided in the foregoing resolution.

     DATED this 17th day of February, 1998.


                              /s/ Jack Sommer
                              --------------------------------
                              Jack Sommer, President



                              /s/ Ronald Dictrow
                              --------------------------------
                              Ronald Dictrow, Secretary

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State of Nevada     )
                    ) ss.
County of Clark     )

     This instrument was acknowledged before me on February         , 1998 by
Jack Sommer as President of Aladdin Gaming Enterprises, Inc.

                              _________________________________
                              (Signature of notarial officer)


State of New York   )
                    ) ss.
County of _________ )

     This instrument was acknowledged before me on February        , 1998 by
Ronald Dictrow as Secretary of Aladdin Gaming Enterprises, Inc.

                              _________________________________
                              (Signature of notarial officer)